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                                                                EXHIBIT 10(d)(1)

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

        THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of the 29th day of July, 1989, by and between OGLEBAY NORTON COMPANY, a Delaware corporation (the "Company"), and THOMAS J. CROYLE ("Employee"), and amends the agreement entered into between the Company and Employee on June 24, 1987 (the "Agreement").

                              W I T N E S S E T H:

        WHEREAS, the Company and Employee desire to amend the Agreement to provide for the possible undoing of the consequences of a Change in Control resulting from the acquisition by any person of 25% or more of the combined voting power of the Company's securities if the acquiring person subsequently transfers or otherwise disposes of sufficient securities of the Company so that, after such transfer or other disposition, the acquiring person holds less than 10% of the voting power of the Company's securities and no other Change in Control has occurred;

        WHEREAS, the Company and Employee desire to further amend the Agreement to provide that Employee will be treated, for purposes of retirement benefit eligibility and calculations, as if he were five years older than his actual age if Employee's employment with the Company is terminated following a Change in Control, either during or after the Contract Period, by the Company without "cause" or by Employee for "good reason;"
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        WHEREAS, the Company and Employee desire to amend the Agreement as provided herein and to otherwise reaffirm the Agreement;

        NOW, THEREFORE, the Company and Employee agree as follows:

        1. POSSIBLE "UNDOING" OF A CHANGE IN CONTROL. If a report is filed with the SEC disclosing that a person (the "Acquiror") is or has become a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities and, as a result of that filing, a Change in Control, as defined in Paragraph 1(a) of the Agreement occurs, while Employee is in the employ of the Company, then, as provided in Paragraph 1 of the Agreement, the Agreement will become immediately operative. The Agreement is hereby amended to provide that if:

                (a) a Change in Control as described in Paragraph 1(a) of the Agreement occurs while Employee is in the employ of the Company;

                (b) the Acquiror subsequently transfers or otherwise disposes of sufficient securities of the Company in one or more transactions, to a person or persons other than affiliates of the Acquiror or any persons with whom the Acquiror has agreed to act together for the purpose of acquiring, holding, voting or disposing of securities of the Company, so that, after such transfer or other disposition, the Acquiror is no longer the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities;




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                (c) at the time of the subsequent transfer or disposition that reduced the Acquiror's holdings to less than 10% as provided in (b), immediately above, no other event constituting a Change in Control had occurred; and

                (d) at the time of the subsequent transfer or other disposition that reduced the Acquiror's holdings to less than 10%, Employee's employment with the Company had not been terminated by the Company without cause or by Employee for good reason, then, for all purposes of the Agreement, the filing of the report constituting a Change in Control under Section 1(a) shall be treated as if it had not occurred and the Agreement shall return to the status it had immediately before the filing of the report constituting a Change in Control under Paragraph 1(a) of the Agreement. Accordingly, if and when a new Change in Control occurs, the Agreement will again become operative on the date of that new Change in Control.

        2. ADDITIONAL BENEFIT. If a Change in Control occurs and the Agreement becomes operative and thereafter Employee's employment is terminated by the Company without cause or by Employee for good reason, whether such termination occurs before, on, or after the Contract Expiration Date, the Company shall pay and provide benefits to or with respect to Employee in such amounts and at such times so that the aggregate benefits payable to or with respect to Employee under the Salaried Plan and the Excess Benefit Plan and under the Agreement with respect to the Salaried Plan and the Excess Benefit Plan will be equal


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to the aggregate benefits that would have been paid to or with respect to
Employee under the Salaried Plan and the Excess Benefit Plan if Employee were exactly five years older than his actual age and his credit under the Salaried Plan and the Excess Benefit Plan were equal to the greater of his actual service or the amount of service he is deemed to have under Paragraph 9(a)(iii) of the Agreement. If Employee's employment is terminated after a Change in Control by the Company without cause or by the Executive for good reason and Employee is entitled to additional benefits by virtue of the additional five years of deemed age provided for in this Paragraph 2, then the Company shall directly provide such benefits to Employee in the same manner as additional benefits are to be provided to Employee under Paragraph 9(a) of the Agreement.

        3. PRIORITY OF AMENDMENTS. The amendment made by Paragraph 1 of this Amendment shall take precedence over the amendment made by Paragraph 2 of this Amendment so that if a Change in Control occurs and is subsequently undone under Paragraph 1 of this Amendment, Employee will thereafter have no rights under Paragraph 2 of this Amendment unless and until a further Change in Control occurs.

        4. DEFINED TERMS. All terms used in this Amendment that are used in the Agreement shall have the same meaning in this Amendment as in the Agreement.


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        5. REAFFIRMATION OF AGREEMENT AS AMENDED. This Amendment is hereby made a part of the Agreement and the Company and Employee hereby reaffirm the Agreement as amended by this Amendment.

        IN WITNESS WHEREOF the Company and Employee have executed this Amendment as of the day and year first above written.


                                          OGLEBAY NORTON COMPANY

                                          By: /s/ R. Thomas Green, Jr.
                                              ----------------------------------

                                              /s/ Thomas J. Croyle
                                              ----------------------------------
                                              THOMAS J. CROYLE